CONSENT OF FINANCIAL ADVISOR TO BANK OF THE POTOMAC


      We consent to the inclusion of our Fairness Opinion issued to Bank of the Potomac in this registration statement on Form S-4. We also consent to the reference to our firm under the caption "Experts."


                                          BAXTER FENTRISS AND COMPANY


Richmond, Virginia
November 16, 1994